Exhibit 99

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS 2017 FIRST QUARTER
FINANCIAL RESULTS

2017 Financial Outlook Updated

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. - (May 2, 2017) - Envision Healthcare Corporation (“Envision”) (NYSE: EVHC) today reported financial results for the three months ended March 31, 2017. These results reflect the reporting of Envision’s Medical Transportation segment as discontinued operations for the period, after the Board of Directors approved a plan to market that business, and eventually divest it, to prospective buyers.

Highlights for the First Quarter of 2017 include:

•	Net revenue of $1.88 billion from continuing operations and $593.5 million from discontinued operations;

•
Net earnings from continuing operations were $30.7 million, or $0.26 per diluted share. Envision had a net loss from discontinued operations of $478.2 million, or $4.10 per share, due to a charge that reflects an estimated tax liability due upon the planned divestiture of its Medical Transportation segment, resulting in a net loss attributable to Envision common stockholders of $447.5 million, or $3.84 per share;

•	Adjusted net earnings of $94.4 million consisting of $80.4 million from continuing operations and $14.0 million from discontinued operations;

•	Adjusted net earnings of $0.77 per share, which includes $0.66 per diluted share from continuing operations and $0.11 per diluted share from discontinued operations; and

•	Adjusted EBITDA of $282.6 million, consisting of $210.3 million from continuing operations and $72.3 million from discontinued operations.

•
During the first quarter of 2017, Envision reached a settlement to retroactively terminate its largest population health management services contract, offered through its Evolution Health subsidiary, resulting in a loss of $7.1 million, which is included in net gain on disposals and deconsolidations.

A reconciliation of all GAAP and non-GAAP financial results is provided on pages 7 and 9 of this press release.

“Our organization has made considerable progress since our merger late last year, focusing on operational execution while re-positioning our offerings within a constantly evolving healthcare services space,” said Christopher A. Holden, President and Chief Executive Officer of Envision. “We’re taking necessary steps to align our services with a strategic vision that builds on our leadership as a physician centric organization. Decisions we’ve made to pursue strategic options for our medical transportation services and population health management services will enable us to more effectively focus and deploy our financial and management resources in ways that will enhance our role as a trusted partner to providers, health systems, patients and payors.”

Envision is now reporting two operating segments as continuing operations: Physician Services, which includes facility-based and post-acute services; and Ambulatory Services (ASCs).

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

As a result of the movement of medical transportation services to discontinued operations, and as required by accounting guidelines, Envision is re-allocating certain corporate expenses associated with its shared services model to continuing operations. This re-allocation impacts continuing segment Adjusted EBITDA by $8.9 million, and results in expense increases of $6.9 million for Physician Services and $2.0 million for Ambulatory Services, with a corresponding $8.9 million expense reduction for discontinued operations. Upon the planned divestiture of the Medical Transportation business, a portion of these shared services expenses is likely to remain with that business, thereby reducing the ongoing expenses of continuing operations.

Physician Services

As a result of the merger of AMSURG Corp. (“AMSURG”) and Envision Healthcare Holdings, Inc. (“EHH”) (the “Merger”), the following discussion presents Envision Physician Services as if the legacy Physician Services’ segments of AMSURG and EHH had been combined effective January 1, 2016, based on their separately reported historical results.

Net revenues for physician services were $1.56 billion for the first quarter of 2017, an increase of 9.2% from $1.43 billion during the prior-year period. Physician Services’ revenue growth was driven by contributions from acquisitions of 9.7% and 3.3% from same contracts, offset by a 2.2% decline in Physician Services revenue from net contract terminations and a 1.6% decline due to the Evolution Health population health contract termination. Net revenues were impacted by one fewer day in the first quarter of 2017 than the same period of 2016.

Physician Services revenue from new contracts started since the beginning of 2016 contributed growth of 6.3% during the first quarter of 2017, while contract terminations were 8.5% of revenue for the quarter, resulting in a net termination rate of 2.2%. As discussed during recent quarters, EHH terminated a number of physician services contracts during the second half of 2016, and expects the rate of contract terminations to recede throughout 2017.

On a day-adjusted same-contract basis, revenue growth was 5.0% in the first quarter of 2017 when compared to the prior-year period. Day-adjusted same-contract patient care volume grew by 2.3% and same-contract revenue related to rate grew by 2.7% in the first quarter of 2017, compared to the prior-year period. Same-contract revenue was positive for all physician specialties except children’s services, which is experiencing volume declines and lower patient acuity, at certain key programs.

Envision’s Physician Services segment reported Adjusted EBITDA of $150.1 million. When excluding the corporate expense re-allocation of $6.9 million, Adjusted EBITDA was $157.0 million, and compares with $154.5 million for the prior-year period.

Ambulatory Services

Net revenues for the first quarter of 2017 were $315.9 million, an increase of 2.8% from $307.1 million for the prior-year period. Same-center revenue increased by 1.4% for the first quarter of 2017, which was comprised of a 1.6% increase in net revenue per procedure offset by a 0.2% decline in procedure volume. Net revenue growth was impacted by centers that were deconsolidated since the fourth quarter of 2015. Deconsolidated centers contributed incremental revenues of $1.9 million for the first quarter of 2016.

Adjusted EBITDA of $62.2 million, excluding the corporate expense re-allocation of $2.0 million, grew by 16.0% and Adjusted EBITDA margin improved by 220 basis points to 19.7%. Adjusted EBITDA was favorably impacted by lower incentive compensation expense in the 2017 period, as well as lower corporate expense allocation related to the Merger.

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Ambulatory Services operated 264 ASCs and one surgical hospital at March 31, 2017. Ambulatory Services acquired two centers and contributed two centers to joint ventures during the quarter in exchange for minority ownership of an additional two centers.

Liquidity

Envision had cash and cash equivalents of $225.3 million and availability of $688.0 million under its asset-based lending facility as of March 31, 2017. Net cash flows from operations, less distributions to noncontrolling interests and excluding transaction costs, were $64.0 million for the first quarter of 2017. The Company’s ratio of total net debt at March 31, 2017, to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.3 times. Interest expense reflects a re-allocation of $21.8 million to discontinued operations.

Discontinued Operations

In the latter part of the first quarter of 2017, Envision’s Board of Directors approved a plan to market and divest its Medical Transportation business, which is now reported as a component of discontinued operations.

Net revenues from discontinued operations were $593.5 million, and grew by 1.5%. Revenue from same markets grew by 1.3%, which consisted of volume growth of 0.2% and rate growth of 1.1%.

Adjusted EBITDA was $72.3 million, which includes a favorable impact of $8.9 million from the re-allocation of corporate expenses. For the first quarter of 2017, Medical Transportation reported net earnings from operations, net of interest allocation, of $10.0 million. In addition, Envision is reporting tax expense from discontinued operations of $488.2 million, which includes a $484.0 million charge that reflects the recognition of a deferred tax liability that will be owed by Envision in the event of, and upon, a divestiture of Medical Transportation.

Guidance

Envision updated its financial and operating guidance for continuing operations for the remainder of 2017 principally by lowering the top end of its previously issued guidance and narrowing the range based on several factors. These factors include the decision to report its Medical Transportation business as discontinued operations, and the re-allocation of corporate expenses due to the discontinued operations classification. In addition, Envision’s guidance for continuing operations is being adjusted to reflect lower volumes in the ASC segment, timing of contributions from acquisitions and performance of children’s services and related practices.

Envision’s guidance for continuing operations for 2017 includes the impact of the corporate expense re-allocation and is modified as follows:

•	Net revenues from continuing operations of $7.80 billion to $8.05 billion;

•	Same-contract revenue growth for Physician Services of 3% to 4%;

•	Same-center revenue growth for ASCs of 0% to 1%;

•
Adjusted EBITDA from continuing operations of $1.038 billion to $1.066 billion. The top end of Envision’s original Adjusted EBITDA guidance was $1.415 billion, and is being reduced by $347 million due to the following factors:

◦	The removal of its original $290 million estimated contribution from Medical Transportation;

◦	Re-allocation of $35 million of corporate expense from Medical Transportation to continuing operations;

◦	Several factors that total a $24 million impact, which include lower ASC volume, timing of acquisitions, and performance at Women’s and Children’s services.

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

◦	In addition, Envision is narrowing its guidance range for 2017 to $28 million from a range of $50 million when originally issued.

•	Adjusted EPS from continuing operations for 2017 of $3.38 to $3.52.

◦	The Adjusted EPS outlook reflects a reduction from the original guidance of $1.18 per share related to the factors impacting Adjusted EBITDA, listed above.

◦
In addition, Adjusted EPS is positively impacted by $0.39 per share compared to original guidance by a reallocation of interest and depreciation expense, also associated with discontinued operations classifications.

For the second quarter of 2017, Envision now expects Adjusted EBITDA of $247 million to $258 million, and Adjusted EPS of $0.78 to $0.84.

Non-GAAP Adjusted EBITDA guidance for the full year of 2017 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, transaction and integration costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the full year and first quarter of 2017 excludes acquisition-related transaction and integration costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions, share-based compensation, impairment charges and debt extinguishment costs, net of tax impact. Envision is not providing a reconciliation of its Adjusted EBITDA and Adjusted EPS guidance because the exact amount of individual adjustments for these items are not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period (see pages 7 and 9 for a reconciliation of all historical GAAP and non-GAAP financial results).

Conference Call Information

Envision will host a conference call at 5:00 p.m. Eastern Time today to discuss its financial results. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and continue for 30 days.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At March 31, 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,600 clinical departments in healthcare facilities in 45 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 264 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopaedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the merger; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control.

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data (In millions, except earnings per share)

	Three Months Ended March 31,
Statement of Operations Data:	2017	2016
Revenues	$2,855.8	$818.3
Provision for uncollectibles	(977.2)	(93.6)
Net revenue	1,878.6	724.7
Operating expenses:
Salaries and benefits	1,348.1	411.5
Supply cost	54.0	47.0
Insurance expense	48.8	17.7
Other operating expenses	183.9	88.4
Transaction and integration costs	21.5	1.4
Impairment charges	0.3	—
Depreciation and amortization	71.3	29.0
Total operating expenses	1,727.9	595.0
Net gain on disposals and deconsolidations	0.3	—
Equity in earnings of unconsolidated affiliates	4.9	6.6
Operating income	155.9	136.3
Interest expense, net	52.4	30.8
Other income, net	1.1	—
Earnings from continuing operations before income taxes	104.6	105.5
Income tax expense	17.5	20.8
Net earnings from continuing operations	87.1	84.7
Discontinued operations:
Earnings from discontinued operations	10.0	—
Income tax expense from discontinued operations	(488.2)	—
Net loss from discontinued operations	(478.2)	—
Net earnings (loss)	(391.1)	84.7
Less net earnings attributable to noncontrolling interests	54.1	53.8
Net earnings (loss) attributable to Envision Healthcare Corporation stockholders	(445.2)	30.9
Preferred stock dividends	(2.3)	(2.3)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$(447.5)	$28.6

Amounts attributable to Envision Healthcare Corporation common stockholders:
Earnings from continuing operations, net of income tax	$30.7	$28.6
Loss from discontinued operations, net of income tax	(478.2)	—
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$(447.5)	$28.6

Basic earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.26	$0.53
Net loss from discontinued operations	(4.10)	—
Net earnings (loss)	$(3.84)	$0.53
Diluted earnings (loss) per share attributable to common stockholders:
Net earnings from continuing operations	$0.26	$0.53
Net loss from discontinued operations	(4.10)	—
Net earnings (loss)	$(3.84)	$0.53
Weighted average number of shares and share equivalents outstanding:
Basic	116,563	53,665
Diluted	119,475	54,001

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended March 31,
	2017	2016
Reconciliation of net earnings (loss) to Adjusted net earnings (1):
Net earnings (loss) attributable to Envision stockholders	$(445.2)	$30.9
Loss from discontinued operations, net of tax	478.2	—
Amortization of purchased intangibles	47.7	17.7
Share-based compensation	14.6	7.2
Transaction and integration costs	21.5	1.4
Net gain on disposals and deconsolidations	(0.3)	—
Impairment charges	0.3	—
Total pre-tax adjustments	562.0	26.3
Tax effect	36.4	10.6
Total adjustments, net	525.6	15.7
Adjusted net earnings	$80.4	$46.6

Basic shares outstanding	116,563	53,665
Effect of dilutive securities, options and non-vested shares	6,042	3,466
Diluted shares outstanding, if converted	122,605	57,131

Adjusted net earnings per share	$0.66	$0.82

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings (loss) attributable to Envision stockholders	$(445.2)	$30.9
Loss from discontinued operations, net of tax	478.2	—
Interest expense, net	52.4	30.8
Income tax expense	17.5	20.8
Depreciation and amortization	71.3	29.0
EBITDA	174.2	111.5
Adjustments:
Transaction and integration costs	21.5	1.4
Share-based compensation	14.6	7.2
Impairment charges	0.3	—
Net gain on disposals and deconsolidations	(0.3)	—
Total adjustments	36.1	8.6
Adjusted EBITDA	$210.3	$120.1

See footnotes on page 13

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended March 31,
	2017	2016
Net Revenue by Segment:
Physician Services (1)	$1,562.7	$417.6
Ambulatory Services	315.9	307.1
Total net revenue - continuing operations	1,878.6	724.7
Medical Transportation Services (2)	593.5	—
Net revenue including discontinued operations	$2,472.1	$724.7

Adjusted EBITDA by Segment:
Physician Services (1)	$150.1	$66.5
Ambulatory Services	60.2	53.6
Adjusted EBITDA - continuing operations	210.3	120.1
Medical Transportation Services (2)	72.3	—
Adjusted EBITDA including discontinued operations	$282.6	$120.1

Adjusted EBITDA Margin by Segment:
Physician Services (1)	9.6%	15.9%
Ambulatory Services	19.1	17.5
Total - continuing operations	11.2	16.6
Medical Transportation Services (1)(2)	12.2	—
Total - including discontinued operations	11.4%	16.6%

(1)	Excludes amounts from EHH for the three months ended March 31, 2016.

(2)	Amounts from Medical Transportation represent discontinued operations for the period ending March 31, 2017.

See footnotes for definitions of non-GAAP measures on page 13

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

		Three Months Ended March 31, 2017
Reconciliation of net earnings to Adjusted net earnings (1):		Results from continuing operations	Results from discontinued operations	Results of continuing and discontinued operations
Net earnings (loss) attributable to Envision stockholders		$(445.2)	$484.0	$38.8
Loss from discontinued operations, net of tax		478.2	(478.2)	—
Amortization of purchased intangibles		47.7	8.3	56.0
Share-based compensation		14.6	1.5	16.1
Transaction and integration costs		21.5	4.3	25.8
Net gain on disposals and deconsolidations		(0.3)	—	(0.3)
Impairment charges		0.3	—	0.3
Total pre-tax adjustments		562.0	(464.1)	97.9
Tax effect		36.4	5.9	42.3
Total adjustments, net		525.6	(470.0)	55.6
Adjusted net earnings		$80.4	$14.0	$94.4

Basic shares outstanding		116,563	116,563	116,563
Effect of dilutive securities, options and non-vested shares		6,042	6,042	6,042
Diluted shares outstanding, if converted		122,605	122,605	122,605

Adjusted net earnings per share		$0.66	$0.11	$0.77

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings (loss) attributable to Envision stockholders		$(445.2)	$484.0	$38.8
Loss from discontinued operations, net of tax		478.2	(478.2)	—
Interest expense, net		52.4	22.4	74.8
Income tax expense		17.5	4.2	21.7
Depreciation and amortization		71.3	34.2	105.5
EBITDA		174.2	66.6	240.8
Adjustments:
Share-based compensation		14.6	1.4	16.0
Transaction and integration costs		21.5	4.3	25.8
Net gain on disposals and deconsolidations		(0.3)	—	(0.3)
Impairment charges		0.3	—	0.3
Total adjustments		36.1	5.7	41.8
Adjusted EBITDA		$210.3	$72.3	$282.6

	Physician Services	Ambulatory Services	Medical Transportation	Total
Segment results after impact of discontinued operations	$150.1	$60.2	$72.3	$282.6
Corporate overhead allocation adjustment due to accounting for discontinued operations (3)	6.9	2.0	$(8.9)	$—
Standalone segment results	$157.0	$62.2	$63.4	$282.6

(3) For the three months ended March 31, 2017 and on a before tax basis, approximately $14.5 million of general corporate expenses, including allocations for corporate salaries and stock based compensation, general and administrative costs and depreciation, were removed from the medical transportation business and reallocated to the Company's remaining segments. This removal of corporate expenses resulted in a reduction of Adjusted EBITDA in the physician services and ambulatory services segments of $6.9 million and $2.0 million, respectively.

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data - Physician Services:
	Three Months Ended March 31,
	2017	2016
Contribution to Net Revenue Growth:
Same contract	3.3%	10.1%
New contracts	6.3	4.1
Terminations	(10.1)	(2.9)
Acquired contract and other	9.7	34.4
Total net revenue growth	9.2%	45.7%

Patient encounters per day (day adjusted)	2.3%	7.3%
Net revenue per encounter	2.7	3.0
Same contract revenue growth (4)	5.0%	10.3%

(4) Amount excludes the results from EHH physician services for the three months ended March 31, 2016.

Operating Data - Ambulatory Services:
	Three Months Ended March 31,
	2017	2016
Procedures performed during the period at consolidated centers	420,487	416,584
Centers in operation, end of period (consolidated)	238	235
Centers in operation, end of period (unconsolidated)	26	21
Average number of continuing centers in operation (consolidated)	239	236
New centers added, during period	4	—
Centers merged into existing centers, during period	—	1
Surgical hospitals in operation, end of period (unconsolidated)	1	1
Centers under development, end of period	—	1
Centers under letter of intent, end of period	2	6
Average revenue per consolidated center (in thousands)	$1,324	$1,303
Same center revenues increase, day adjusted (consolidated)	1.4%	7.1%

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in millions, shares in thousands)

	March 31,	December 31,
Balance Sheet Data:	2017	2016
Assets
Current assets:
Cash and cash equivalents	$225.3	$316.9
Insurance collateral	86.3	87.0
Accounts receivable, net of allowance of $1,427.8 and $584.0, respectively	1,328.1	1,297.8
Supplies inventory	22.9	23.4
Prepaid and other current assets	136.1	135.1
Current assets held for sale	3,026.5	551.1
Total current assets	4,825.2	2,411.3
Property and equipment, net	299.3	300.8
Investments in unconsolidated affiliates	131.4	114.7
Goodwill	7,665.7	7,584.0
Intangible assets, net	3,636.1	3,675.5
Other assets	133.7	134.2
Noncurrent assets held for sale	—	2,488.4
Total assets	$16,691.4	$16,708.9
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$46.8	$46.6
Accounts payable	54.9	69.9
Accrued salaries and benefits	416.6	483.8
Accrued interest	34.5	51.4
Other accrued liabilities	255.8	253.2
Current liabilities held for sale	737.9	249.4
Total current liabilities	1,546.5	1,154.3
Long-term debt, net of deferred financing costs of $106.9 and $111.0, respectively	5,785.9	5,790.2
Deferred income taxes	1,821.8	1,343.7
Insurance reserves	288.2	278.9
Other long-term liabilities	118.0	102.4
Noncurrent liabilities held for sale	—	468.6
Commitments and contingencies
Noncontrolling interests – redeemable	182.6	182.9
Equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 1,725 shares issued and outstanding	0.1	0.1
Common stock, $0.01 par value, 1,000,000 shares authorized, 117,520 and 117,478 shares issued and outstanding, respectively	1.2	1.2
Additional paid-in capital	5,982.8	5,976.3
Retained earnings	306.2	753.7
Accumulated other comprehensive income (loss)	0.7	(0.2)
Total Envision Healthcare Corporation equity	6,291.0	6,731.1
Noncontrolling interests – non-redeemable	657.4	656.8
Total equity	6,948.4	7,387.9
Total liabilities and equity	$16,691.4	$16,708.9

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended March 31,
Statement of Cash Flow Data:	2017	2016
Cash flows from operating activities:
Net earnings (loss)	$(391.1)	$84.7
Adjustments to reconcile net earnings (loss) to net cash flows provided by operating activities:
Depreciation and amortization	105.5	29.0
Amortization of deferred loan costs	4.2	2.1
Provision for uncollectibles	1,196.2	99.4
Net gain on disposals and deconsolidations	(0.3)	—
Share-based compensation	16.1	7.2
Deferred income taxes	504.2	6.6
Equity in earnings of unconsolidated affiliates	(5.1)	(6.6)
Impairment charges	0.3	—
Other, net	—	(3.6)
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(1,243.2)	(114.5)
Supplies inventory	(0.7)	(0.2)
Prepaid and other current assets	1.9	(8.4)
Accounts payable	(8.9)	(6.1)
Accrued expenses and other liabilities	(84.7)	(11.1)
Other, net	3.7	3.2
Net cash flows provided by operating activities	98.1	81.7
Cash flows from investing activities:
Acquisitions and related expenses, net of cash acquired	(73.1)	(3.0)
Acquisition of property and equipment	(40.7)	(15.7)
Purchases of marketable securities	(3.4)	—
Maturities of marketable securities	0.5	2.2
Other, net	7.1	(1.5)
Net cash flows used in investing activities	(109.6)	(18.0)
Cash flows from financing activities:
Proceeds from long-term borrowings	3.7	16.2
Repayment on long-term borrowings	(11.9)	(40.3)
Distributions to noncontrolling interests	(60.5)	(56.8)
Proceeds from issuance of common stock upon exercise of stock options	1.1	0.3
Repurchase of common stock	(8.8)	(5.6)
Other, net	(0.7)	1.6
Net cash flows used in financing activities	(77.1)	(84.6)
Net decrease in cash and cash equivalents	(88.6)	(20.9)
Cash and cash equivalents, beginning of period	331.6	106.7
Less cash and cash equivalents of held for sale assets, end of period	17.7	—
Cash and cash equivalents, end of period	$225.3	$85.8

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Envision Healthcare Reports 2017 First Quarter Financial Results

May 2, 2017

Envision Healthcare Corporation
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of Envision Healthcare Corporation as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to Envision Healthcare Corporation common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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